UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  January 7, 2008

Date of Earliest Event Reported:  January 2, 2008

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Parkway Drive, Suite 270
Lincolnshire, Illinois
60069
Krokamp 35	(U.S. Zip Code)
24539 Neumünster, Germany
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 2, 2008,  Sauer-Danfoss Inc., a Delaware corporation (the “Company”), and David J. Anderson, President and Chief Executive Officer of the Company, entered into Amended and Restated Award Agreements in the forms attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference (the “Award Agreements”).  The Award Agreements govern Mr. Anderson’s 2006 and 2007 awards of performance units under the Company’s 2006 Omnibus Incentive Plan, a copy of which is attached as Appendix A to the Company’s Definitive Proxy Statement filed on April 24, 2006 (the “Plan”).  The Award Agreements, as amended, provide that Mr. Anderson will receive a payout of any unvested performance units, at target payout amounts, in the event of the termination of his employment by the Company without Cause or at his own initiative for Good Reason (as “Cause” and “Good Reason” are defined in Mr. Anderson’s Executive Employment Agreement dated January 1, 2003, a copy of which is attached as Exhibit 10.1(m) to the Company’s Form 10-K filed on March 12, 2003).  Prior to amendment, the Award Agreements permitted, but did not require, the Compensation Committee to waive the otherwise automatic forfeiture of unvested performance units upon Mr. Anderson’s termination by the Company without Cause or by Mr. Anderson for Good Reason.

The foregoing description is qualified in its entirety by reference to Exhibits 10.1 and 10.2.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

10.1         Amended and Restated Award Agreement (2006 award).

10.2         Amended and Restated Award Agreement (2007 award).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: January 4, 2008
	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer